STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made and entered into this 7th day of May, 2004 by and between Critical Home Care, Inc., a Nevada corporation (the "Company") and Lawrence Kuhnert ("Executive").

                               W I T N E S E T H :

     WHEREAS, Executive is a key employee of the Company;

     WHEREAS, the Board of Directors ("Board") of the Company believes it is in the best interests of Company and its shareholders to grant Executive options to acquire voting common stock of the Company pursuant to and in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the above premises, Company and Executive agree as follows:

     1. Grant of Stock Options. Subject to the terms and conditions set forth in this Agreement, Executive is hereby granted six (6) separate stock options ("Option" or "Options") to acquire up to four million (4,000,000) shares ("Option Shares") of Company voting common stock as set forth below.

                                       Number of Shares Subject to the Option
     Option #1                                       500,000
     Option #2                                       500,000
     Option #3                                       500,000
     Option #4                                       500,000
     Option #5                                     1,000,000
     Option #6                                     1,000,000

     2. Exercise Price. The exercise price ("Exercise Price") under each Option shall be $.25 per Option Share.

     3. Vesting of Options. The Options may not be exercised until such time that the Options become vested. Except as otherwise provided herein, the Options shall vest, and be exercisable by Executive, as follows ("Vesting Date"):

Option #1     If the Company's  Adjusted  EBITDA (as  hereinafter  defined) for fiscal  year  2006 is  equal  to or  exceeds  Ten  Million  Seven
              Hundred Thousand ($10,700,000) Dollars, then Option #1 shall immediately vest in its entirety.

Option #2     If the  Company's  Adjusted  EBITDA for fiscal year 2006 is equal to or exceeds Eleven Million  ($11,000,000)  Dollars, then Option
              #2 shall immediately vest in its entirety.
Option #3     If the  Company's  Adjusted  EBITDA for fiscal year 2007 is equal
              to  or   exceeds   Thirteen   Million   Five   Hundred   Thousand
              ($13,500,000)  Dollars,  then Option #3 shall immediately vest in its entirety.
Option #4     If the  Company's  Adjusted  EBITDA for fiscal year 2007 is equal to  or  exceeds  Fourteen  Million  ($14,000,000)  Dollars,  then
              Option #4 shall immediately vest in its entirety.
Option #5     If the  Company's  Adjusted  EBITDA for fiscal year 2008 is equal
              to  or  exceeds   Seventeen   Million   Five   Hundred   Thousand
              ($17,500,000)  Dollars,  then Option #5 shall immediately vest in its entirety.
Option #6     If the  Company's  EBITDA  for  fiscal  year  2008 is equal to or exceeds  Eighteen  Million  Five Hundred  Thousand  ($18,500,000)
              Dollars, then Option #6 shall immediately vest in its entirety.


Notwithstanding the foregoing, all unvested Options (that have otherwise been terminated under Section 6(b)) shall immediately vest and be fully exercisable by Executive if (a) Executive's employment with the Company is terminated by the Company for any reason other than For Cause (as defined in the Employment Agreement between the Company and Executive, "Employment Agreement); (b) Executive terminates his employment with the Company for Good Reason (as defined herein); or (c) the Company undergoes a Change of Control (as defined in the Company's 2002 Stock Option Plan). For this purpose, Good Reason means (i) the removal of Executive, without his consent, from any positions or offices held by Executive or the failure of Executive to be elected to the Board of Directors or the assignment to Executive, without his consent, of any duties or responsibilities that are inconsistent in any material and negative respect with his positions in the Corporation; or (ii) any material breach of this Agreement by the Corporation that is not cured within thirty (30) days after receipt of written notice from the Executive, which shall include, without limitation, any reduction in the Executive's Base Salary.

     4. Exercise of Options. Except as otherwise provided in this Agreement, Executive may exercise a vested Option with respect to all or part of the Option Shares subject to such Option as follows:

     (a) As long as Executive is employed by the Company, then Executive may exercise a vested Option any time following the Vesting Date for such Option;

     (b) If Executive's employment with the Company is terminated for any reason, then Executive (or the personal representative of his estate) may exercise a vested Option at any time during the one (1) year period following the date of Executive's termination of employment.

Executive (or the personal representative of his estate) shall exercise an Option by delivering written notice of such exercise ("Exercise Notice") to the Board. The Exercise Notice shall specify the Option being exercised and the number of Option Shares being purchased, and shall be accompanied with payment in full for the Option Shares being acquired.

     5. Adjusted EBITDA. For purposes of this Agreement, the term "Adjusted EBITDA" means the Company's earnings before interest, taxes, depreciation and amortization (including any write down of goodwill) as determined by the Company's independent certified public account using generally accepted accounting principles, plus the amount of compensation expense deducted by the Company on account of the issuance of any stock (including restricted stock) or the issuance or exercise of any stock options (including the Options), warrants or similar instruments that can be converted into common stock of the Company.

     6. Termination of Options.

     (a) Vested Options shall terminate and expire if Executive (or the personal representative of his estate) fails to timely exercise such vested Options as provided under this Agreement;

     (b)  Unvested Options shall terminate and expire as follows:

          (i)  If the Company  fails to achieve  the EBIDTA  target set forth in
               Section 3 above with respect to such Option;

          (ii) If Executive voluntarily terminates his employment with the Company for any reason other than for Good Reason; or

          (iii)If Executive's employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement).

     7. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Option Shares covered by the Options, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company. Such adjustment shall be made in good faith by the Board, whose determination in that respect shall be final, binding and conclusive.

     8. Withholding. As a condition to the exercise of an Option, Executive shall remit to the Company such payment as requested by the Company in order to allow the Company to remit all federal, state and local withholding taxes required with respect to the exercise of the Option. The Executive hereby further agrees that the Company may, at its option, deduct from his salary, bonus and/or any other payment of any kind due to the Executive, the amount of any federal, state or local taxes required by law to be withheld with respect to the exercise of the Option.

     9. Registration of Option Shares. Company agrees to use its best efforts to file and cause to become effective within six (6) months following Executive's exercise of an Option registration statements under the Securities Act of 1933 registering the Option Shares acquired by Executive for public resale.

     10.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each counterpart of which will be regarded for all purposes as an original.

     11. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Florida without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between the parties. There are no oral or other agreements representations or understandings of the parties not expressly set forth herein.

     13. Amendment of Agreement. This Agreement may be altered or amended in any of its provisions only by the mutual written agreement of the Executive and an officer duly appointed by resolution of the Board.

     14. Waiver. The waiver of a breach of any provision of this Agreement by any party shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power granted herein to any party or allowed by law or equity shall be cumulative and not exclusive of any other.

     15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     16. Interpretation of Agreement. Where appropriate in this Agreement, words used in the singular shall include the plural, and words used in the masculine shall include the feminine and neuter. All headings which are used in this Agreement are for the convenience of the reader only and shall not be used to limit or construe any of the provisions hereof.

     The parties hereto have executed this Agreement on the date first written above.





                 "COMPANY"

                 CRITICAL HOME CARE, INC., a Nevada corporation


                             By:/s/ David Bensol
              -------------------
                David Bensol

              Its:President


                 "EXECUTIVE"

                 /s/Lawrence Kuhnert
                 _____________________________________________________
                 Lawrence Kuhnert